EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-127317 of Northrop Grumman Corporation on Form S-8 of our report dated June 17, 2009, appearing in this Annual Report on Form 11-K of the Newport News Shipbuilding Savings (401(k)) Plan for Union Eligible Employees for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
June 17, 2009

13